UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2025

MGO Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41592	87-3929852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

813 NE 17th Terrace, Unit A, Fort Lauderdale, Florida	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On February 6, 2025, MGO Global Inc., a Delaware corporation (the “Company”), received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) due to the Company’s common stock not maintaining a closing bid price of at least $1.00 per share for a period of 30 consecutive business days. The Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

The Company effected a reverse stock split on July 18, 2024, and thus pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible to be afforded the 180-calendar day period to demonstrate compliance with the minimum bid price requirement specified in Rule 5810(c)(3)(A).

Accordingly, unless the Company timely requested a hearing before a Hearings Panel (the “Panel”), the Company’s securities would be subject to delisting at the opening of business on February 18, 2025. On February 12, 2025, the Company requested a hearing before a Panel. The hearing request will automatically stay any delisting action pending the hearing and the expiration of any additional extension period if granted by the Panel following the hearing. There can be no assurance that the Panel will grant the Company an additional extension period or that the Company will ultimately regain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. The Company has previously announced that on June 18, 2025, the Company entered into a Business Combination Agreement to effect a business combination between the Company and Heidmar Inc. The Special Meeting (the “Special Meeting”) for the Company’s stockholders to vote on the business combination is scheduled to occur on February 14, 2025 and if approved, the business combination is expected close on February 14, 2025.

Item 8.01.	Other Events.

On February 12, 2025, the Company issued a press release announcing a reminder that the Company will host the Special Meeting on Friday, February 14, 2025, to vote on the approval and adoption of the business combination with Heidmar Inc. The Company’s stockholders of record as of the close of business on December 18, 2024, are entitled to attend and vote at the Special Meeting.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The disclosure under Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, titled MGO Global Issues Reminder for Special Meeting of Stockholders to Vote on Approval of Business Combination Agreement with Heidmar
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2025	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer

3